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                                                                      Exhibit 21
                            EXISTING SUBSIDIARIES
                            ---------------------


The following table sets forth the name and jurisdiction of incorporation of the Registrant's subsidiaries. All subsidiaries are 100% owned except as noted.

                                                                               Jurisdiction of
Name of Subsidiary                                                             Incorporation
------------------                                                             -------------
UNITED STATES:

Air Cargo Equipment Corporation                                                Delaware
Airspeed LLC                                                                   North Carolina
Ancor Products, Inc.                                                           California
Applied Power Credit Corporation                                               Nevada
Applied Power International Ltd.                                               Nevada
Applied Power Investments II Inc.                                              Nevada
APW Enclosure Systems, Inc.                                                    Delaware
APW Enclosure Systems, LLC                                                     Delaware
APW Enclosure Systems, LP                                                      Delaware
APW Investments, Inc.                                                          Nevada
APW Tools and Supplies, Inc.                                                   Wisconsin
Aspen Motion Technologies, Inc.                                                North Carolina
Barry Controls Corporation                                                     Delaware
Barry Wright Corporation                                                       Massachusetts
Calterm Taiwan, Inc.                                                           Nevada
Cambridge Aeroflo, Inc.                                                        Massachusetts
Columbus Manufacturing Company L.L.C.                                          Wisconsin
DCW Holding, Inc.                                                              Oklahoma
Del City Wire, Inc.                                                            Oklahoma
Eder Industries, Inc.                                                          Wisconsin
Electronic Solutions                                                           Nevada
HSP USA Inc.                                                                   North Carolina
Innovative Metal Fabrication                                                   California
McLean Midwest Corporation                                                     Minnesota
McLean West Inc.                                                               California
Milwaukee Cylinder Company                                                     Wisconsin
Mox-Med, Inc.                                                                  Wisconsin
New England Controls, Inc.                                                     Connecticut
Nielsen Hardware Corporation                                                   Connecticut
Precision Fabrication Technologies, Inc.                                       Indiana
Rubicon USA Inc.                                                               Delaware
VERO Electronics Inc.                                                          New York
Versa Technologies, Inc.                                                       Delaware
WL International, Inc.                                                         Delaware
Wright Line Inc.                                                               Massachusetts
ZERO Corporation                                                               Delaware
ZERO Enclosures, Inc.                                                          California
ZERO International, Inc.                                                       California
ZERO-East Division, ZERO Corporation                                           Massachusets

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OUTSIDE THE UNITED STATES:
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

AIC (Hong Kong) Ltd. (49%)                                                     Hong Kong
Air Cargo Equipment                                                            United Kingdom
AP International Corporation                                                   Barbados
Applied Power Distribution GmbH                                                Germany
Applied Power Asia Pte, Ltd.                                                   Singapore
Applied Power Australia Limited                                                Australia
Applied Power Canada Ltd.                                                      Ontario, Canada
Applied Power do Brasil Equipamente Ltda.                                      Brazil
Applied Power Europa B.V.                                                      Netherlands
Applied Power Europe S.A.                                                      France
Applied Power Export Corp.                                                     U.S. Virgin Islands
Applied Power (Far East) Ltd.                                                  Japan
Applied Power Finance B.V.                                                     Netherlands
Applied Power GmbH                                                             Germany
Applied Power Holding GmbH                                                     Germany
Applied Power Hytec (M) Sdn. Bhd.                                              Malaysia
Applied Power International, S.A.                                              France
Applied Power International, S.A.                                              Switzerland
Applied Power Italiana S.p.A.                                                  Italy
Applied Power Japan Ltd.                                                       Japan
Applied Power Korea Ltd.                                                       South Korea
Applied Power Limited                                                          United Kingdom
Applied Power (Mexico) S. de R.L. de C.V.                                      Mexico
Applied Power Moscow                                                           CIS
Applied Power New Zealand Limited                                              New Zealand
APW Enclosures Ltd.                                                            Ireland
APW Finance Limited                                                            United Kingdom
APW Enclosure Products and Systems Limited (was APW Enclosures Limited)        United Kingdom
APW Enclosure Systems Holdings Limited (was APW Enclosure Systems Limited)     United Kingdom
APW Enclosure Systems Limited (Rubicon)                                        United Kingdom
Barry Controls GmbH                                                            Germany
Barry Controls U.K. Ltd.                                                       United Kingdom
C-Fab Manufacturing Ltd.                                                       Ireland
C-Fab Developments Ltd.                                                        Ireland
Danica Supply A/S                                                              Denmark
Danica Supply UK Limited                                                       England
Enerpac Asia Pte. Ltd.                                                         Singapore
Enerpac Canada Ltd.                                                            Canada
Enerpac Nederland B.V.                                                         Netherlands
Enerpac Hydraulic Technology (India) Pte. Ltd.                                 India
Enerpac Ltd.                                                                   United Kingdom
Enerpac S.A.                                                                   France
Hormann Electronics Ltd.                                                       Ireland
Norelem S.A.                                                                   France
Power-Packer do Brasil Ltd.                                                    Brazil
Power-Packer Espana, S.A.                                                      Spain
Power-Packer Europa B.V.                                                       Netherlands
Power-Packer France S.A.                                                       France
Productos Aereos, S.A.                                                         Mexico

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
Samuel Groves & Co. Limited                                                    United Kingdom
Shanghai Blackhawk Machinery Co. Ltd.                                          China
VERO Electronics AB                                                            Sweden
VERO Electronics GmbH                                                          Germany
VERO Electronics Limited                                                       England
VERO Electronics Overseas Investments Limited                                  England
VERO Electronics SA                                                            France
VERO Electronics SrL                                                           Italy
Wright Line Europe, B.V.                                                       Netherlands
ZERO FSC Corp.                                                                 U.S. Virgin Islands
ZERO McLean Europe Ltd.                                                        United Kingdom